Exhibit 99.2

Navistar, Inc. 2701 Navistar Dr. Lisle, IL 60532 USA	P : 331-332-5000 W : navistar.com

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR HOSTS ANALYST DAY TO DETAIL STRATEGY DRIVING

SHAREHOLDER VALUE

•	2012 earnings guidance of $5.00 to $5.75 adjusted diluted earnings per share
•	Adjusted manufacturing segment profit expected to increase 13—30 percent
•	Company formally submits EPA certification data for 0.2g NOx in-cylinder engine

LISLE, Ill. (February 1, 2012) – Navistar International Corporation (NYSE: NAV) announced it will outline the critical elements of its strategy to achieve $20 billion in sales and $1.8 billion in segment profit at an Analyst Day event to be held today at its new product development center in Lisle, Ill. The company also announced it formally submitted its 0.2g NOx in-cylinder engine certification data to the United States Environmental Protection Agency.

“When our investors and analysts walk through the doors of our new product development center today, they will see our world-class integration capabilities that are playing a major role in our drive toward achieving our long-term operational and financial goals,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “We’ve made the right investments and delivered improved performance during one of the most challenging economic cycles in recent history, and our executives today will describe in detail how we are positioned for further growth and differentiation in 2012.”

Navistar expects North America truck demand to increase 5 to 18 percent in fiscal year ending October 31, 2012, to a range of 275,000 to 310,000. Included in its earning guidance for fiscal 2012 was the improved adjusted manufacturing segment profit of $1.0 to $1.15 billion, a 13 to 30 percent increase over the $882 million achieved in fiscal 2011. The primary driver of our expected improvements is improved results from Navistar’s core truck, engine and service parts businesses, partially offset by lower demand for military vehicles.

Navistar said adjusted net income attributable to Navistar International Corporation for fiscal year ending October 31, 2012, is expected to be between $350 million and $400 million, or $5.00 to $5.75 adjusted diluted earnings per share, which is generally consistent with performance in fiscal 2011. However, the company will absorb approximately $90 million in higher post retirement health care costs and expects its effective tax rate to be 25 to 30 percent with cash taxes expected to be below 10 percent.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below of adjusted income and adjusted diluted earnings per share attributable to Navistar International Corporation, manufacturing segment profit, and adjusted manufacturing segment profit are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe manufacturing segment profit, which includes the segment profits of our Truck, Engine, and Parts reporting segments, provides meaningful information of our core manufacturing business and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliation, and to provide an additional measure of performance.

In addition, we believe that adjusted income and adjusted diluted earnings per share attributable to Navistar International Corporation and manufacturing segment profit excluding certain items, which are not considered to be part of our ongoing business, improves the comparability of year to year results and is representative of our underlying performance. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Fiscal 2012 guidance: adjusted net income and diluted earnings per share attributable to Navistar International Corporation reconciliation:

	Lower	Upper
(Dollars in millions, except per share data)
Net income attributable to Navistar International Corporation	$280	$345
Plus: Engineering integration costs & restructuring of North American manufacturing operations, net of tax(A)	70	55

Adjusted net income attributable to Navistar International Corporation	$350	$400

Diluted earnings per share attributable to Navistar International Corporation	$4.00	$4.95
Effect of adjustments on diluted earnings per share attributable to Navistar International Corporation	1.00	0.80

Adjusted diluted earnings per share attributable to Navistar International Corporation	$5.00	$5.75

Approximate diluted weighted shares outstanding	69.8	69.8

Fiscal 2012 guidance: manufacturing segment profit and adjusted manufacturing segment profit reconciliation:

	Lower	Upper
(Dollars in millions)
Net income attributable to Navistar International Corporation	$280	$345
Less: Financial services segment profit, Corporate and eliminations, and income taxes	(620)	(725)

Manufacturing segment profit	900	1,070
Plus: Engineering integration costs & restructuring of North American manufacturing operations (A)	100	80

Adjusted manufacturing segment profit	$1,000	$1,150

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations as well as the move of our world headquarters, as we continue to develop plans for efficient transitions related to these activities and the optimization of our operations and management structure. Restructuring of North American manufacturing operations are charges primarily related to our plans to close our Chatham, Ontario heavy truck plant and Workhorse chassis plant in Union City, Indiana, and to significantly scale back operations at our Monaco recreational vehicle headquarters and motor coach manufacturing plant in Coburg, Oregon.

Strategy at an industry of 350K: manufacturing segment profit reconciliation:

Target
U.S. & Canada Industry	350,000
Sales and revenues, net (Dollars in billions)	$20 +

(Dollars in millions)
Net income attributable to Navistar International Corporation	$892
Less: Financial services segment profit, Corporate and eliminations, and income taxes	(888)

Manufacturing segment profit	$1,780

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2011, which was filed on December 20, 2011. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.